Exhibit 99.1

HCP Shareholder Approval Release

HashiCorp Shareholders Vote to Approve Transaction with IBM

SAN FRANCISCO – July 15, 2024 – HashiCorp Inc. (NASDAQ: HCP), a leading multi-cloud infrastructure automation company, today announced that at the Special Meeting of Stockholders (the “Special Meeting”) held earlier today, based on preliminary voting results, HashiCorp stockholders voted to approve the acquisition of HashiCorp by IBM (NYSE: IBM).

“We are pleased to achieve this important milestone towards officially joining IBM and thank our stockholders for their support,” said Dave McJannet, HashiCorp chief executive office. “By uniting two leading technology businesses with complementary visions, this transaction provides an incredible opportunity to accelerate HashiCorp’s mission.”

The final voting results of the Special Meeting will be filed as part of a Form 8-K with the U.S. Securities and Exchange Commission. The transaction is expected to close by the end of 2024, subject to the remaining regulatory approvals and other customary closing conditions under the merger agreement.

About HashiCorp

HashiCorp is The Infrastructure Cloud™ company, helping organizations automate multi-cloud and hybrid environments with Infrastructure Lifecycle Management and Security Lifecycle Management. HashiCorp offers The Infrastructure Cloud on the HashiCorp Cloud Platform (HCP) for managed cloud services, as well as self-hosted enterprise offerings and community source-available products. The company is headquartered in San Francisco, California. For more information, visit HashiCorp.com.

Press Contacts:

Matthew Sherman / Jed Repko / Haley Salas / Joycelyn Barnett
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding (i) the pending acquisition of HashiCorp (the “Transaction”); (ii) the expected timing of the closing of the Transaction; (iii) considerations taken into account in approving and entering into the Transaction; and (iv) expectations for HashiCorp following the closing of the Transaction. There can be no assurance that the Transaction will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction, including in circumstances requiring HashiCorp to pay a termination fee; (iii) possible disruption related to the Transaction to HashiCorp’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by HashiCorp related to the Transaction; (v) the risk that HashiCorp’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of HashiCorp management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Transaction; (viii) potential litigation relating to the Transaction; (ix) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (x) other risks and uncertainties detailed in the periodic reports that HashiCorp files with the SEC, including HashiCorp’s Annual Report on Form 10-K. All forward-looking statements in this communication are based on information available to HashiCorp as of the date of this communication, and, except as required by law, HashiCorp does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.